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                                                                    Exhibit 10.3

                      SECOND AMENDMENT TO CONTRACT OF SALE

         This Second Amendment to Contract of Sale is made and entered into as of the 23rd day of December, 2002, by and between SILVERLEAF RESORTS, INC., a Texas corporation ("Seller"), and FAIRFIELD RESORTS, INC. ("Purchaser").

                               W I T N E S S E T H

         WHEREAS, on August 17, 2002, Seller and Purchaser entered into that certain Contract of Sale (the "Contract") pursuant to which Seller agreed to sell and Purchaser agreed to purchase that certain tract of land located at the southeast corner of Koval Lane and Harmon Avenue in Las Vegas, Clark County, Nevada, commonly known as 4570 Koval Lane (the "Property"); and

         WHEREAS, Seller and Purchaser amended the Contract effective as of November 27, 2002 (the "First Amendment"), in order to add a condition precedent to Purchaser's obligation to close under the Contract;

         WHEREAS, on December 14, 2002, Purchaser exercised Purchaser's right to cancel the Contract; and

         WHEREAS, Seller and Purchaser desire to reinstate the Contract, as amended by the First Amendment, and to modify the terms and conditions thereof in certain respects;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt, accuracy and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

         1. Seller and Purchaser hereby agree that the Contract, as amended by the First Amendment, is reinstated and, except as modified in this Second Amendment, the terms and conditions of the Contract shall be and remain in full force and effect.

         2. Notwithstanding anything to the contrary contained in the Contract, Seller and Purchaser hereby agree that the closing of the Contract shall occur on or before January 6, 2003.

         3. Within three (3) business days after execution of this Second Amendment, Purchaser shall deliver an additional $100,000.00 in earnest money to the Title Company (as defined and described in Article III of the Contract). The Title Company shall thereupon immediately disburse Purchaser's entire earnest money deposit in the amount of $200,000.00 to Seller. Upon such disbursement, the entire earnest money deposit shall be non-refundable to the Purchaser except in the event of a default by Seller under the Contract, but, if the Contract closes, then the entire earnest money deposit shall be applied in partial satisfaction of the purchase price.

         Except as specifically set forth above, all terms and conditions of the Contract shall remain in full force and effect. All capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Contract.

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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                                     SELLER:

                                     SILVERLEAF RESORTS, INC., a Texas
                                     corporation

                                     By:   /S/ ROBERT E. MEAD
                                          --------------------------------------
                                     Name: Robert E. Mead
                                     Its:  Chief Executive Officer

                                     PURCHASER:

                                     FAIRFIELD RESORTS, INC.

                                     By:   /S/ ROBERT S. GLINKA
                                          --------------------------------------
                                     Name: Robert S. Glinka
                                     Its:  Executive Vice President

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